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FOR IMMEDIATE RELEASE

AEP REPORTS 2008 THIRD-QUARTER EARNINGS

•	2008 third-quarter earnings $0.93 per share GAAP and ongoing
•	Unfavorable weather key factor in decline from prior year
•	AEP tightens 2008 ongoing guidance range to between $3.15 and $3.25 per share

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	3rd quarter ended Sept. 30			9 months ended Sept. 30
	2007	2008	Variance	2007	2008	Variance
Revenue ($ in billions)	3.8	4.2	0.4	10.1	11.2	1.1
Earnings ($ in millions):
GAAP	407	374	(33)	858	1,228	370
Ongoing	462	374	(88)	990	1,064	74
EPS ($):
GAAP	1.02	0.93	(0.09)	2.15	3.06	0.91
Ongoing	1.16	0.93	(0.23)	2.48	2.65	0.17

EPS based on 399mm shares in Q3 2007, 402mm in Q3 2008, 398mm in 9 mo. 2007 and 402mm in 9 mo. 2008

COLUMBUS, Ohio, Oct. 31, 2008 – American Electric Power (NYSE: AEP) today reported 2008 third-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $374 million, or $0.93 per share, compared with $407 million, or $1.02 per share, for third-quarter 2007. Ongoing earnings (earnings excluding special items) for third-quarter 2008 were $374 million, or $0.93 per share, compared with $462 million, or $1.16 per share, for third-quarter 2007.

A full reconciliation of GAAP earnings to ongoing earnings for the quarter and year to date is included in tables at the end of this news release.

EARNINGS GUIDANCE

AEP tightened its ongoing earnings guidance range for 2008 to between $3.15 and $3.25 per share from the previous range of $3.10 to $3.30 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

“Our earnings for the first nine months of this year are well ahead of where we were for the same period in 2007, and we have experienced very balanced regulatory treatment in 2008,” said Michael G. Morris, AEP chairman, president and chief executive officer. “We remain confident in our earnings projections for the year.

“But we are operating in very difficult conditions right now, with a weakening economy and a global financial crisis that has limited access to capital markets that are so vital to a capital-intensive industry like ours, so we do have concerns about 2009 if the current economic conditions don’t improve in the coming months,” Morris said. “We are taking sensible measures to assure we have sufficient cash on hand to carry us through 2009.”

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q3 07	Q3 08	Variance	9 mo. 07	9 mo. 08	Variance
Utility Operations	443	357	(86)	934	1,030	96
Ongoing EPS	1.11	0.89	(0.22)	2.35	2.56	0.21
AEP River Operations	18	11	(7)	40	21	(19)
Ongoing EPS	0.05	0.03	(0.02)	0.09	0.05	(0.04)
Generation and Marketing	3	16	13	17	43	26
Ongoing EPS	0.01	0.04	0.03	0.04	0.11	0.07
All Other	(2)	(10)	(8)	(1)	(30)	(29)
Ongoing EPS	(0.01)	(0.03)	(0.02)	0.00	(0.07)	(0.07)
Ongoing Earnings	462	374	(88)	990	1,064	74
Ongoing EPS	1.16	0.93	(0.23)	2.48	2.65	0.17

  EPS based on 399mm shares in Q3 2007, 402mm in Q3 2008, 398mm in 9 mo. 2007 and 402mm in 9 mo. 2008

Ongoing earnings from Utility Operations decreased by $86 million during third-quarter 2008 from the same period in 2007 because of lower electricity usage attributed to unfavorable weather, increased non-recovered fuel costs at AEP’s Ohio Companies and higher storm-related maintenance expense.

AEP River Operations’ results were lower than in the same period last year because of significant disruptions of operations caused by an oil spill in the New Orleans harbor that limited ship arrivals and departures in late July and August. Hurricanes Gustav and Ike disrupted Gulf of Mexico ship traffic in September and caused severe flooding in the Mississippi and Illinois rivers as remnants of the hurricanes moved north through the Midwest. These negative market factors have been somewhat offset by increased coal exports and a reduction in the nation’s barge fleet because of higher barge construction prices and scrap barge values.

Generation and Marketing benefited from higher gross margins from both its marketing activities and the optimization of AEP’s share of the Oklaunion Power Station in Texas to improve its performance from third-quarter 2007. Generation and Marketing includes AEP’s non-regulated generating, marketing and risk management activities, primarily in the Electric Reliability Council of Texas (ERCOT) area.

All Other, which includes the parent company and other investments, was lower for the quarter when compared with the prior period because of higher interest expense and lower interest income from AEP affiliates.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q3 07	Q3 08	Variance	9 mo. 07	9 mo. 08	Variance
East Regulated Integrated Utilities	534	499	(35)	1,592	1,621	29
Ohio Companies	629	577	(52)	1,842	1,823	(19)
West Regulated Integrated Utilities	336	341	5	765	820	55
Texas Wires	152	153	1	396	410	14
Off-System Sales	329	322	(7)	713	786	73
Transmission Revenue - 3rd Party	81	85	4	225	247	22
Other Operating Revenue	126	150	24	413	440	27
Utility Gross Margin	2,187	2,127	(60)	5,946	6,147	201
Operations & Maintenance	(771)	(848)	(77)	(2,369)	(2,435)	(66)
Depreciation & Amortization	(374)	(379)	(5)	(1,122)	(1,099)	23
Taxes Other Than Income Taxes	(189)	(187)	2	(560)	(569)	(9)
Interest Expense & Preferred Dividend	(213)	(225)	(12)	(599)	(653)	(54)
Other Income & Deductions	27	47	20	93	138	45
Income Taxes	(224)	(178)	46	(455)	(499)	(44)
Utility Operations Ongoing Earnings	443	357	(86)	934	1,030	96
Ongoing EPS	1.11	0.89	(0.22)	2.35	2.56	0.21

EPS based on 399mm shares in Q3 2007, 402mm in Q3 2008, 398mm in 9 mo. 2007 and 402mm in 9 mo. 2008

Retail Sales – Results for third-quarter 2008 were lower than in the same period in 2007, primarily because of lower customer usage, unfavorable weather (including the impact of Hurricane Ike) and lower fuel margins at AEP’s Ohio Companies. Cooling degree-days were 5 percent lower than normal in AEP’s Eastern states and 11 percent lower than normal in the West. When compared with the same period last year, cooling degree-days for third-quarter 2008 were 19 percent lower in the East and 11 percent lower in the West. These unfavorable variances were somewhat offset by the impact of rate changes, primarily in the Ohio Companies and in AEP’s utilities in Virginia, West Virginia, Oklahoma and Texas.

Off-System Sales – Gross margins from Off-System Sales for third-quarter 2008 were essentially unchanged from the same period in 2007. Margins in the East increased from third-quarter 2007 because of higher prices. Margins in the West were lower in third-quarter 2008 because of favorable events recorded in the same period in 2007.

Other Operating Revenue – The increase in Other Operating Revenue from the same period in 2007 is because of higher pole-attachment rental revenue and third-party engineering and construction work.

Operations & Maintenance Expense – Operations & Maintenance Expense for the quarter increased $77 million from the same period last year, primarily because of increases in storm restoration costs from the prior period as well as some additional maintenance and reliability expenses.

Depreciation & Amortization – The increase in Depreciation & Amortization from third-quarter 2007 is because of higher depreciable property balances.

Interest Expense & Preferred Dividends – The increase in Interest Expense for third-quarter 2008 is primarily because of increased long-term debt borrowings and higher interest rates on variable-rate debt.

Other Income & Deductions – Other Income & Deductions increased in third-quarter 2008, primarily because of interest income related to a claim for a federal tax refund and higher carrying-cost income.

WEBCAST

American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts .

The call will be archived on http://www.aep.com/go/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning more than 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.

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AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are canceled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth or contraction in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impacting AEP’s ability to refinance existing debt at attractive rates; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading markets; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of the recently passed utility law in Ohio and the allocation of costs within regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 3rd Quarter 2008 Actual vs 3rd Quarter 2007 Actual

		2007 Actual		2008 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	534		499
2	Ohio Companies	629		577
3	West Regulated Integrated Utilities	336		341
4	Texas Wires	152		153
5	Off-System Sales	329		322
6	Transmission Revenue - 3rd Party	81		85
7	Other Operating Revenue	126		150
8	Utility Gross Margin	2,187		2,127

9	Operations & Maintenance	(771)		(848)
10	Depreciation & Amortization	(374)		(379)
11	Taxes Other than Income Taxes	(189)		(187)
12	Interest Exp & Preferred Dividend	(213)		(225)
13	Other Income & Deductions	27		47
14	Income Taxes	(224)		(178)
15	Utility Operations Ongoing Earnings	443	1.11	357	0.89

	NON-UTILITY OPERATIONS:
16	AEP River Operations	18	0.05	11	0.03
17	Generation & Marketing	3	0.01	16	0.04

18	Parent & Other Ongoing Earnings	(2)	(0.01)	(10)	(0.03)

19	ONGOING EARNINGS	462	1.16	374	0.93

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 3rd Quarter 2008
Reconciliation of Ongoing to Reported Earnings

	2008
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	357	11	16	(10)	374	$0.93

Total Special Items	-	-	-	-	-	$-

Reported Earnings	357	11	16	(10)	374	$0.93

Financial Results for the 3rd Quarter 2007
Reconciliation of Ongoing to Reported Earnings

	2007
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	443	18	3	(2)	462	$1.16

Other
New Source Review	(55)	-	-	-	(55)	(0.14)

Total Special Items	(55)	-	-	-	(55)	$(0.14)

Reported Earnings	388	18	3	(2)	407	$1.02

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	3 Months Ended September 30,
	2007	2008	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	13,749	12,754	-7.2%
Commercial	11,164	10,794	-3.3%
Industrial	14,697	14,761	0.4%
Miscellaneous	686	668	-2.6%
Total Domestic Retail (a)	40,296	38,977	-3.3%

Wholesale - Domestic Electric (in millions of kWh): (b)	13,493	13,130	-2.7%

Texas Wires Delivery (in millions of kWh):	7,721	7,961	3.1%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	2	-	-100.0%
- Cooling (d)	808	651	-19.4%
Normal - Heating (c)		7	-100.0%*
- Cooling (d)		687	-5.2%*

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	-	-	0.0%
- Cooling (d)	1,406	1,250	-11.1%
Normal - Heating (c)		2	-100.0%*
- Cooling (d)		1,402	-10.8%*

*	2008 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees

American Electric Power
Financial Results for YTD September 2008 Actual vs YTD September 2007 Actual

		2007 Actual		2008 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	1,592		1,621
2	Ohio Companies	1,842		1,823
3	West Regulated Integrated Utilities	765		820
4	Texas Wires	396		410
5	Off-System Sales	713		786
6	Transmission Revenue - 3rd Party	225		247
7	Other Operating Revenue	413		440
8	Utility Gross Margin	5,946		6,147

9	Operations & Maintenance	(2,369)		(2,435)
10	Depreciation & Amortization	(1,122)		(1,099)
11	Taxes Other than Income Taxes	(560)		(569)
12	Interest Exp & Preferred Dividend	(599)		(653)
13	Other Income & Deductions	93		138
14	Income Taxes	(455)		(499)
15	Utility Operations Ongoing Earnings	934	2.35	1,030	2.56

	NON-UTILITY OPERATIONS:
16	AEP River Operations	40	0.09	21	0.05
17	Generation & Marketing	17	0.04	43	0.11

18	Parent & Other Ongoing Earnings	(1)	-	(30)	(0.07)

19	ONGOING EARNINGS	990	2.48	1,064	2.65

Note:  For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for Year-to-Date 2008
Reconciliation of Ongoing to Reported Earnings

	2008
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	1,030	21	43	(30)	1,064	$2.65

Dispositions:
Tractebel Settlement	-	-	-	163	163	$0.41
Gain on Sale of UK Operations	-	-	-	1	1	$-

Total Special Items	-	-	-	164	164	$0.41

Reported Earnings	1,030	21	43	134	1,228	$3.06

Financial Results for Year-to-Date 2007
Reconciliation of Ongoing to Reported Earnings

	2007
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	934	40	17	(1)	990	$2.48

Dispositions:
Gain on Sale of UK Operations	-	-	-	2	2	$-

Other
Virginia Re-Regulation SFAS 71	(79)	-	-	-	(79)	$(0.20)
New Source Review	(55)	-	-	-	(55)	$(0.13)

Total Special Items	(134)	-	-	2	(132)	$(0.33)

Reported Earnings	800	40	17	1	858	$2.15

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	9 Months Ended September 30,
	2007	2008	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	38,015	37,084	-2.4%
Commercial	30,750	30,249	-1.6%
Industrial	43,110	44,171	2.5%
Miscellaneous	1,932	1,916	-0.8%
Total Domestic Retail (a)	113,807	113,420	-0.3%

Wholesale - Domestic Electric (in millions of kWh): (b)	31,648	35,728	12.9%

Texas Wires Delivery (in millions of kWh):	20,297	20,916	3.0%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	2,041	1,960	-4.0%
- Cooling (d)	1,189	924	-22.3%
Normal - Heating (c)		1,950	0.5%*
- Cooling (d)		969	-4.6%*

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	994	989	-0.5%
- Cooling (d)	2,084	1,951	-6.4%
Normal - Heating (c)		967	2.3%*
- Cooling (d)		2,074	-5.9%*

*	2008 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees